Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in the prospectus constituting a part of this Registration Statement on Form S-3, of our report dated March 11, 2020, relating to the consolidated financial statements of Atreca, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ OUM & CO. LLP

San Francisco, California
July 2, 2020